As filed with the Securities and Exchange Commission on July 13, 2010
 File No. xxx-xxxxxx

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PREMIER OIL FIELD SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1741	27-2262066
(State or jurisdiction of incorporation or organization)	(Primary Industrial Classification Code No.)	I.R.S. Employer Identification No.

270 Southern Drive, Royce City, Texas 75189-5704     (972) 772-9493
(Address, including the ZIP code & telephone number, including area code of Registrant's principal executive office)

270 Southern Drive, Royce City, Texas 75189-5704     (972) 772-9493
 (Address of principal place of business or intended principal place of business)

Lewis Andrews
270 Southern Drive, Royce City, Texas 75189-5704     (972) 772-9493
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Bradley D. Harrison
Law Office of Bradley D. Harrison
8318 Trail Lake Dr.
Rowlett, Texas 75088
(972) 412-5041 Tel
(214) 607-1729 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|
 _______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share(1)	Minimum/Maximum Proposed Aggregate Offering(1)	Amount of Registration Fee
Common stock, $0.001 par value Minimum Maximum	80,000 800,000	$0.75 $0.75	$ 60,000 $600,000	$ 10 $ 64
Total maximum	800,000	$0.75	$600,000	$ 64

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. |X|

(1) Estimated solely for the purpose of calculating the registration fee.

  Initial public offering prospectus

Premier Oil Field Services, Inc.

Minimum of 80,000 shares of common stock, and a
Maximum of 800,000 shares of common stock
$0.75 per share

We are making a best efforts offering to sell common stock in our company. The common stock will be sold by our officer and director, Lewis Andrews after the effective date of this registration statement. The offering price was determined arbitrarily and we will raise a minimum of $60,000 and a maximum of $600,000. The money we raise in this offering before the minimum amount, $60,000, is sold will be deposited in a separate non-interest bearing bank account where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit them in our bank account and retain the transfer agent who will then issue the shares. The offering will end on January 15, 2011 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded promptly to those who subscribed for our shares, without interest. There is no minimum purchase requirement for subscribers. After the offering, our officer and director, Lewis Andrews will continue to own sufficient shares to control the company.

The Offering:
	80,000 shares		800,000 shares
	Minimum offering		Maximum offering
	Per Share	Amount	Per Share	Amount

Public Offering Price	$0.75	$60,000	$0.75	$600,000

Offering expenses are estimated to be $16,769 if the minimum number of shares are sold, which equates to $0.21 per share, and $33,769 if the maximum number of shares are sold, which equates to $0.04 per share.

There is currently no market for our shares. We intend to work with a market maker who would then apply to have our securities quoted on the over-the-counter bulletin Board or on an exchange as soon as practicable after our offering. We will close our offering on January 15, 2011. However, it is possible that we do not get trading on the over-the-counter bulletin Board, and if we do get quoted on the bulletin board, we may not satisfy the listing requirements for an exchange, which are greater than that of the bulletin board.
____________________________

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on Page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated __________________________

PROSPECTUS SUMMARY
OUR COMPANY

We were formed as a corporation on June 29, 2009 in Nevada in order to acquire 100% of the outstanding stock of Coil Motor Tubing Corporation, a Texas corporation.

Coil Tubing Motor Corporation (“CTM”) is a wholly owned subsidiary of Premier Oil Field Services, Inc. (“Premier” or “the Company” or “we”) and was formed in June 2006 as a Texas Corporation.  CTM serves the oil and gas industry with down-hole drilling motors. These motors are used in the oil and gas well drilling process to drill out frac plugs and other debris in the wellbore.

CTM’s products include motors to be used for various applications. These applications include:
•	Plug/bridge plug petting
o	Plug back depleted zones
o	Isolate leaks
•	Through-tubing re-completion
o	Sand control
o	Gravel packing
•	Fishing
•	Milling/drilling
•	Composite plugs
•	Horizontal wells
•	Toe prep in horizontal shale wells
•	Logging and perforating

CTM offers a complete line of high quality motors specifically designed for work-over and coil tubing drilling. The CTM work-over motors are designed for maximum performance and durability.

In Note 6 to the Company’s consolidated financial statements, the Company’s independent accountants discuss a substantial doubt that we can continue as a going concern.

THE OFFERING

The Company’s officer and director will be selling the offering:
	Minimum	Midpoint	Maximum
Common shares offered	80,000	400,000	800,000
Common shares outstanding before this offering	7,000,000	7,000,000	7,000,000
Total shares outstanding after this offering	7,080,000	7,400,000	7,800,000

Officers, directors and their affiliates will not be able to purchase shares in this offering.

SUMMARY FINANCIAL DATA

The following table sets forth certain of our summary financial information. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

Balance Sheet	UNAUDITED March 31, 2010	AUDITED December 31, 2009	AUDITED December 31, 2008
Working Capital	$(214,912)	$(129,250)	$(217,901)
Total Assets	$299,972	$340,396	$450,968
Total Liabilities	$344,293	$213,551	$337,942
Stockholder’s Equity	$(44,321)	$126,845	$113,026

Statement of Operations	UNAUDITED March 31, 2010	AUDITED December 31, 2009	AUDITED December 31, 2008
Revenue	$44,560	$520,446	$633,419
Cost of Sales	$19,022	$63,266	$154,290
Operating Expenses	$177,829	$438,759	$577,557
Other Expense	$(18,875)	$(4,602)	$(2,569)
Net Income (Loss)	$(171,166)	$13,819	$(100,997)
Earnings (Loss) per share: Basic & Diluted	$(0.02)	$0.00	$(0.01)
Weighted Average Number of Shares Outstanding	7,000,000	7,000,000	7,000,000

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this Prospectus.  If given or made, such other information or representation'; must not he relied upon as having been authorized by the Company or by any Underwriter.  This Prospectus does not constitute an offer to sell, or a solicitation of an otter to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

TABLE OF CONTENTS
Prospectus Summary	2
Corporate Information	2
Summary Financial Data	2
Risk Factors	3
Forward Looking Statements	6
Dilution	6
Plan of Distribution	7
Use of Proceeds	8
Description of Business	10
Management’s Discussion and Plan of Operations	19
Description of Property	20
Director’s, Executive Officers and Significant Employees	21
Remuneration of Officers and Directors	21
Interest of Management and Others in Certain Transactions	22
Principal Shareholders	22
Significant Parties	23
Securities Being Offered	23
Relationship with Issuer of Experts Named in Registration Statement	24
Legal Proceedings	24
Changes In and Disagreements with Accountants on Accounting and FinancialDisclosure	24
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	24
Legal Matters	24
Experts	24
Dividend Policy
Capitalization	25
Transfer Agent	25
Financial Statements	F-1

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this prospectus before making an investment decision. We have identified all material risks known to, and anticipated by, us as of the filing of this registration statement.

We have a limited operating history, with an accumulated deficit, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations.  There is not sufficient gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus, we could continue to experience losses in the future. Our accumulated deficit as of March 31, 2010 was $69,777. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

We rely on our sole officer for decisions and he may make decisions that are not in the best interest of all stockholders.

We rely on our officer, Lewis Andrews, to direct the affairs of the company and rely upon them to competently operate the business. We do not have key man insurance on him and have no employment agreements with him. Should something happen to them, this reliance on one person could have a material detrimental impact on our business and could cause the business to lose its place in the market, or even fail. Such events could cause the value of our stock to decline or become worthless.

Our sole officer will retain control over our business after the offering and may make decisions that are not in the best interest of all stockholders.

Upon completion of this offering, our officer, Lewis Andrews, will, in the aggregate, beneficially own approximately 90.40% (or 82.05% if maximum is sold) of the outstanding common stock. As a result, our sole officer will have the ability to control all the matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all of our assets. He will also control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to take control of us, even if the transaction would be beneficial to other stockholders. This in turn could cause the value of our stock to decline or become worthless.

The nature of our business is dependent on a number of factors

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to: a significant downturn in the price of oil as was experienced in 2008.  The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of March 31, 2010, our cash balance was $11,935. We do not have sufficient cash to indefinitely sustain operating losses, but believe we can continue to generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

No public market for our common stock currently exists and an active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been no public market for our common stock. We plan work with a market maker who would then apply to have our securities quoted on the OTC Bulletin Board (“OTCBB”). In order to be quoted on the OTCBB, we must be sponsored by a participating market maker who would make the application on our behalf; at this time, we are not aware of a market maker who intends to sponsor our securities and make a market in our stock. Assuming we become quoted, an active trading market still may not develop and if an active market does not develop, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we will be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. We are not aware of a market maker who intends to make a market in our stock, but should we be cleared to trade, we would be classified as a ‘penny stock’ which makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market. These requirements may cause potential buyers to be eliminated and the market for the common stock you purchase in this offering could have no effective market to sell into, thereby causing your investment to be worthless.

Investing in a penny stock has inherent risks, affecting brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.00 per share and an immediate dilution to the new shareholders of $0.75 per common share; (b) if the midpoint of 400,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share. and (c) if the maximum of 800,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.07 per share and an immediate dilution to the new shareholders of $0.68 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investors subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $0.75 was determined arbitrarily by our President.  Your investment may not be worth as much as the offering price because of the method of its determination.

The President arbitrarily determined the price for the offering of $0.75 per share.  As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

Our audit report dated July 5, 2010, from our auditors discloses in Note 6 to the financial statements that there is substantial doubt as to our ability to continue as a going concern, which, if true, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 6 to our financial statements discuss a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless if we close down altogether.

FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These forward looking statements are not historical facts but rather are based our current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates", and variations of these words and similar expressions, are intended to identify forward looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward looking statements. In addition, the forward looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect our management's view only as of the date of this prospectus.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as March 31, 2010 was negative $44,321 or ($0.01) per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $0.75 per share, after deducting estimated offering expenses), our projected book value as March 31, 2010 would be:

Negative $1,090 or ($0.00) per share, if the minimum is sold, $229,910 or $0.03 per share, if the midpoint amount is sold, and $521,910 or $0.07 per share, if the maximum is sold.

This means that if you buy stock in this offering at $0.75 per share, you will pay substantially more than our current shareholders. The following represents your dilution:

●
if the minimum of 80,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.00 per share and an immediate dilution to the new shareholders of $0.75 per common share.

●	if the midpoint amount of 400,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.03 per share and an immediate dilution to the new shareholders of $0.72 per common share.

●
if the maximum of 800,000 shares are sold, an immediate decrease in book value to our new shareholders from $0.75 to $0.07 per share and an immediate dilution to the new shareholders of $0.68 per common share.

The following table illustrates this per share dilution:

	Minimum	Midpoint	Maximum
Assumed initial public offering price	$0.75	$0.75	$0.75
Book value as of March 31, 2010	$(0.01)	$(0.01)	$(0.01)
Projected book value after this offering	$(0.00)	$0.03	$0.07

Increase attributable to new stockholders:	$0.01	$0.04	$0.08

Projected book value as of
March 31, 2010 after this offering	$(0.00)	$0.03	$0.07
Decrease to new stockholders	$0.75	$0.72	$0.68
Percentage dilution to new stockholders	100%	96%	91%

The following table summarizes and shows on a projected basis as of March 31, 2010, the differences between the number of shares of common stock purchased, the total consideration paid and the total average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering:

Minimum offering	Number of shares owned	Percent of shares owned	Amount paid	Average price per share
Current investors	7,000,000	98.87	$0	$0.00
New investors	80,000	1.13	$60,000	$0.75
Total	7,080,000	100.00	$60,000

Midpoint offering
Current investors	7,000,000	94.59	$0	$0.00
New investors	400,000	5.41	$300,000	$0.75
Total	7,400,000	100.00	$300,000

Maximum offering
Current investors	7,000,000	89.74	$0	$0.00
New investors	800,000	10.26	$600,000	$0.75
Total	7,800,000	100.00	$600,000

PLAN OF DISTRIBUTION

The common stock is being sold on our behalf by our sole officer and director, who will receive no commission on such sales. All sales will be made by personal contact by our officer and director, Lewis Andrews. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by him, or introduced or referred to him. We have no agreements, understandings or commitments, whether written or oral, to offer or sell the securities to any individual or entity, or with any person, including our attorney, or group for referrals and if there are any referrals, we will not pay finder’s fees.

The officer will be selling the common stock in this offering relying on the safe harbor from broker registration under the Rule 3a4-1(a) of the Securities Exchange Act of 1934. The officer qualifies under this safe harbor because they (a) are not subject to a statutory disqualification, (b) will not be compensated in connection with his participation by the payment or other remuneration based either directly or indirectly on transactions in the securities, (c) are not an associated person of a broker dealer, and have not been an associated person of a broker dealer within the preceding twelve months, and (d) primarily performs, and will perform, after this offering, substantial duties for the issuer other than in connection with the proposed sale of securities in this offering, and he is not a broker dealer, or an associated person of a broker dealer, within the preceding 12 months, and they have not participated in selling securities for any issuer in the past 12 months and shall not sell for another issuer in the twelve months following the last sale in this offering.

Additionally, he will be contacting relatives, friends and business associates to invest in this offering and provide them with a printed copy of the prospectus and subscription agreement. No printed advertising materials will be used for solicitation, no internet solicitation and no cold calling people to solicit interest for investment.  Officers, directors and affiliates will not be able to purchase shares in this offering.

The money we raise in this offering before the minimum amount is sold will be held uncashed, in a company safe where the funds will be held for the benefit of those subscribing for our shares, until the minimum amount is raised at which time we will deposit the funds in our bank account and retain the transfer agent who will then issue the shares. We do not have an escrow agreement or any other agreement regarding the custody of the funds we raise. The offering will end on January 15, 2011 and if the minimum subscription is not raised by the end of the offering period, all funds will be refunded by the end of the next business day to those who subscribed for our shares, without interest. The offering will close on January 15, 2011, if not terminated sooner.

The subscription agreement will provide investors the opportunity to purchase shares at $0.75 per share by purchasing directly from the Company. The agreement also provides that investors are not entitled to cancel, terminate or revoke the agreement. In addition, if the minimum subscription is not raised by January 15, 2011, the subscription agreement will be terminated and any funds received will be promptly returned to the investors. Changes in the material terms of this offering and the effective date of this registration statement will terminate the original offer and subscribers would then be entitled to a refund. Material changes include a) extension of the offering period beyond January 15, 2011, b) a change in the offering price, c) a change in the minimum purchase required by investors, d) a change in the amount of proceeds necessary to release proceeds to the company, and e) a change in the application of proceeds from the offering.

Certificates for shares of common stock sold in this offering will be delivered to the purchasers by Signature Stock Transfer, Inc., the stock transfer company chosen by the company within 30 days of the minimum subscription amount being raised. The transfer agent will only be engaged in the event that we obtain at least the minimum subscription amount in this offering.

USE OF PROCEEDS

The total cost of the minimum offering is estimated to be $16,769, or $33,769 if the maximum is sold consisting primarily of legal, accounting and blue sky fees (the fees charged by regulatory agencies or states with regard to this offering).

The following table sets forth how we anticipate using the proceeds from selling common stock in this offering, reflecting the minimum and maximum subscription amounts:

	$60,000 Minimum	$300,000 Mid-Level	$600,000 Maximum
Legal, Accounting & Printing Expenses	$6,500	$15,000	$23,500
Other Offering Expenses	10,269	10,769	10,269
Net Proceeds to Company	43,231	274,231	566,231
TOTAL	$60,000	$300,000	$600,000

The following describe each of the expense categories:
•
Legal, accounting and printing expense is the estimated costs associated with this offering. As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings.  Also, as more shares are sold, our printing expenses will increase.

•
Other offering expenses include SEC registration fee, blue sky fees and miscellaneous expenses with regards to this offering.  The blue sky fees are fees charged by the States to pay for registering in various states, which vary by state, as well as additional legal fees.

The following table sets forth how we anticipate using the net proceeds to the company:

	$60,000 Minimum	$300,000 Mid-Level	$600,000 Maximum
Marketing/Promotion	$3,000	$30,000	$60,000
Shop Supplies	4,000	20,000	50,000
Equipment	18,000	90,000	215,000
Salaries and Commissions	15,000	120,000	210,000
General Corporate Overhead (1)	3,231	14,231	31,231
Proceeds to Company	$43,231	$274,231	$566,231

(1) General Corporate overhead includes office rent, office supplies, utilities, taxes, and any other expense incurred in the normal course of business.

We do not plan to use any of the proceeds to pay off debts owed by the Company. Additionally, all amounts allocated for salaries/commissions will be for new hires and not for officers or directors of the company.  For a more detailed discussion of the use of proceeds, reader is referred to the Management’s Discussion and Plan of Operation section of this offering.

Advertising: We plan to utilize traditional advertising mediums (newspaper, industry magazines, etc.).

DESCRIPTION OF BUSINESS

Coil Tubing Motor Corporation (“CTM”) is a wholly owned subsidiary of Premier Oil Field Services, Inc. (“Premier” or “the Company” or “we”) and was formed in June 2006 as a Texas Corporation.  CTM serves the oil and gas industry with down-hole drilling motors. These motors are used in the oil and gas well drilling process to drill out frac plugs and other debris in the wellbore.

CTM’s products include motors to be used for various applications. These applications include:
•	Plug/bridge plug petting
o	Plug back depleted zones
o	Isolate leaks
•	Through-tubing re-completion
o	Sand control
o	Gravel packing
•	Fishing
•	Milling/drilling
•	Composite plugs
•	Horizontal wells
•	Toe prep in horizontal shale wells
•	Logging and perforating

CTM offers a complete line of high quality motors specifically designed for work-over and coil tubing drilling. The CTM work-over motors are designed for maximum performance and durability.

The 1-11/16” and 2-1/16” coil tubing motors include a high performance power section, lower safety catch devices, high performance flexshaft coupling, a straight coupling housing, and a sealed bearing assembly with integral bit box.

The 2-7/8” OD and larger workover motors include a high performance power section, lower safety catch devices, high performance transmission coupling, a straight coupling housing, a durable bearing assembly with Seal-Free Technology™ bearings, and an output shaft with integral bit box.

CTM work-over motors have a proven record of reliable operation  and exceptional drilling performance.

Coil tubing fishing tools cover a wide array of applications, and can be mechanical or hydraulic. The tools are made specifically for coil tubing, and allow for pump-through capability and high loads.

CTM provides coil tubing motors for drilling in composite/cast iron frac plugs. Wells are completed with multiple-fractured zones and the zones are isolated with drill-able plugs. Coil Tubing is used to drill these plugs to allow for maximum production rate.

A development has occurred in horizontal shale well applications. Coil Tubing is performing the entire completion. First a positive displacement motor is used for a scraper trip, then the toe is perforated using a tubing-conveyed-perforating (TCP) firing head. The subsequent isolation plugs can be set on wire-line or coil tubing. After all zones have been fraced, the well is prepared for production by drilling all the frac isolation plugs using coil tubing.

In order to clean the well bore high pump rates of water and nitrogen are pumped and positive displacement motors with special bits are used. CTM’s experience shows that high annular velocities and careful execution is key to success.

CTM has developed a highly effective system where everything from the size of the coil tubing (up to 2”), to the ID of the bow out preventers (up to 5 1/8”), to the size of the crane and the associated pumps help maximize the service efficiency.

Drilling services provides drilling systems and services.  These services include directional and horizontal drilling, measurement-while-drilling, logging-while-drilling, surface data logging, multilateral systems, underbalanced applications, and rig site information systems.  Our drilling systems offer directional control for precise wellbore placement while providing important measurements about the characteristics of the drill string and geological formations while drilling wells.  Real-time operating capabilities enable the monitoring of well progress and aid decision-making processes.

The recent worldwide financial and credit crisis has reduced the general and therefore oilfield industry availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide.  The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets have led to a worldwide economic recession that could continue for an extended period of time.  The slowdown in economic activity caused by the recession has reduced worldwide demand for energy and resulted in lower oil and natural gas prices.  This reduction in demand could continue through 2010 and beyond.  Crude oil prices declined from record levels in July 2008 of approximately $145 per barrel to levels as low as $30 per barrel toward the end of 2008.  As of June 2, 2010, crude oil prices were $73.32 per barrel.  Natural gas spot prices peaked at approximately $13.00 per mmBtu in 2008 and then fell to an average of $5.83 per mmBtu toward the end of 2008.  As of June 2, 2010, natural gas spot prices had fallen even further to $2.04 per mmBtu. Demand for our services and products depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices.  Demand for our services and products is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies.  Any prolonged reduction in oil and natural gas prices will depress the immediate levels of exploration, development, and production activity.  Perceptions of longer-term lower oil and natural gas prices by oil and gas companies can similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects.  Lower levels of activity result in a corresponding decline in the demand for our oil and natural gas well services and products, which could have a material adverse effect on our revenue and profitability.

Demand for our services and products depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. Demand for our services and products is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies.  Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and a variety of other factors that are beyond our control.  The current low prices for oil and natural gas have depressed the current levels of exploration, development, and production activity, resulting in a corresponding decline in the demand for our oil and natural gas well services and products.  Factors affecting the prices of oil and natural gas include:

-	governmental regulations, including the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves;
-	global weather conditions and natural disasters;
-	worldwide political, military, and economic conditions;
-	the level of oil production by non-OPEC countries and the available excess production capacity within OPEC;
-	oil refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;
-	the cost of producing and delivering oil and gas;
-	potential acceleration of development of alternative fuels; and
-	the level of supply and demand for oil and natural gas, especially demand for natural gas in the United States.

Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile.  Spending on exploration and production activities by large oil and gas companies has a significant impact on the activity levels of our business.

MARKETING ACTIVITIES

Marketing activities have been restricted by lack of available cash flow and as such have been limited to networking within the industry and mailing out targeted collateral pieces. Through the proceeds of this offering, the company intends to increase marketing activities through printed circulars, newspapers, trade magazines and internet advertising.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our revenue from continuing operations during the past three years was derived from the sale of services and products to the energy industry.  During 2009 and 2008, respectively, the Company generated 98% and 83.6% of their revenue from their three largest customers.

GOVERNMENT REGULATION

We are subject to various US Governmental regulations which are customary to the oilfield industry. Our products are cursory to the on-site drilling and extraction regulations. However, on May 28, 2010, Nick Snow, the Washington Editor for OGJ, authored an article that in part stated “The US Department of the Interior began to implement new safety requirements for offshore oil and gas activities in response to President Barack Obama’s May 27, 2010 order. The rules center on two drilling process failures that may have led to the April 20, 2010 blowout and semisubmersible rig explosion in the Gulf of Mexico: loss of well control and the blowout preventer’s failure”. For the full article please refer to the following: http://www.ogj.com/index/article-display/2897539489/articles/oil-gas-journal/general-interest-2/government/2010/05/doi-provides_details.html

Failure on our part to comply with applicable environmental requirements could have a material adverse effect on our financial condition.  We are also exposed to costs arising from environmental compliance, including compliance with changes in or expansion of environmental requirements, which could have a material adverse effect on our business, financial condition, operating results, or cash flows.

Changes in environmental requirements may negatively impact demand for our services.  For example, oil and natural gas exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns) as well as the recent development with the BP Horizon deep water rig in the Gulf of Mexico.  A decline in exploration and production, in turn, could materially and adversely affect us.

OUR QUALIFICATIONS

Our qualifications are our service offerings, our reputation, and our experience in the oil field services industry.

INDUSTRY AND COMPETITORS

We continue to believe in the strength of the long-term fundamentals of our business.  However, due to the financial crisis throughout 2009, the negative impact on credit availability and industry activity, the current catastrophe with the BP Horizon deep water oil rig in the Gulf of Mexico, and the current excess supply of oil and natural gas, the near-term outlook for our business and the industry still remains uncertain.  Forecasting the depth and length of the current cycle is challenging as it is different from past cycles due to the overlay of the financial crisis in combination with broad demand weakness.

In North America, the industry experienced an unprecedented decline in drilling activity and rig count during 2009.  These declines, coupled with natural gas storage levels reaching record levels, resulted in severe margin contraction in 2009.  Beginning in the fourth quarter of 2009 and continuing through the first quarter of 2010, we saw a rebound in rig count and drilling activity with the trend toward more service-intensive work, especially in shale plays, resulting in absorption of much of the industry’s excess oilfield equipment capacity.  As a result of our improved equipment utilization, we achieved price and margin increases from the fourth quarter for most of our services.  However, new production resulting from this increased activity, coupled with natural gas storage volumes exiting the heating season at levels above the five-year average, have weakened natural gas prices, which could negatively impact drilling activity in coming quarters.

Demand for our services and products is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies.  Demand is directly affected by trends in oil and natural gas prices, which, historically, have been volatile and are likely to continue to be volatile.

Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and a variety of other economic factors that are beyond our control.  Any prolonged reduction in oil and natural gas prices will depress the immediate levels of exploration, development, and production activity.  Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies can similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects.

The recent worldwide recession has reduced the levels of economic activity and the expansion of industrial business operations.  This has negatively impacted worldwide demand for energy, resulting in lower oil and natural gas prices, a lowering of the level of exploration, development, and production activity, and a corresponding decline in the demand for our well services and products.  This reduction in demand could continue through 2010 and beyond, which could have an adverse effect on revenue and profitability.

Factors affecting the prices of oil and natural gas include:

-	governmental regulations, including the policies of governments regarding the exploration for and production and development of their oil and natural gas reserves;
-	global weather conditions and natural disasters;
-	worldwide political, military, and economic conditions;
-	the level of oil production by non-OPEC countries and the available excess production capacity within OPEC;
-	oil refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;
-	the cost of producing and delivering oil and natural gas;
-	Potential acceleration of development of alternative fuels; and
-	the level of supply and demand for oil and natural gas, especially demand for natural gas in the United States.

Our services are provided in highly competitive domestic markets.  Competitive factors impacting sales of our services include:

-	price;
-	service delivery (including the ability to deliver services and products on an “as needed, where needed” basis);
-	health, safety, and environmental standards and practices;
-	service quality;
-	knowledge of the reservoir;
-	product quality;
-	warranty; and
-	technical proficiency.

Our revenue from continuing operations during the past three years was derived from the sale of services and products to the energy industry.  During 2009 and 2008, respectively, the Company generated 98% and 83.6% of their revenue from their three largest customers.

RESOURCES

Resources essential to our business, including tools and shop supplies required to perform the services, are normally readily available.   We are always seeking ways to ensure the availability of resources, as well as manage their costs.

SEASONALITY

On an overall basis, our operations are not generally affected by seasonality.  Weather and natural phenomena can temporarily affect the performance of our services.  Examples of how weather can impact our business include:

-	the severity and duration of the winter in North America can have a significant impact on gas storage levels and drilling activity for natural gas;
-	the timing and duration of the spring thaw in Canada directly affects activity levels due to road restrictions;
-	typhoons and hurricanes can disrupt coastal and offshore operations; and
-	severe weather during the winter months normally results in reduced activity levels in the North Sea and Russia.

FUTURE PRODUCTS AND SERVICES

At the present time, we do not have plans to develop or market additional products or services.

SOURCES AND AVAILABILITY OF RESOURCES

Resources essential to our business, including tools and shop supplies required to perform the services, are normally readily available.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are subject to numerous environmental, legal, and regulatory requirements related to our operations worldwide.  In the United States, these laws and regulations include, among others:

-	the Comprehensive Environmental Response, Compensation, and Liability Act;
-	the Resource Conservation and Recovery Act;
-	the Clean Air Act;
-	the Federal Water Pollution Control Act; and
-	the Toxic Substances Control Act.

In addition to the federal laws and regulations, individual states where we do business often have numerous environmental, legal, and regulatory requirements by which we must abide.

Changes in environmental requirements may negatively impact demand for our services.  For example, oil and natural gas exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns).  State, national, and international governments and agencies have been evaluating climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which we conduct business.  Because our business depends on the level of activity in the oil and natural gas industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on our business if such laws, regulations, treaties, or international agreements reduce the worldwide demand for oil and natural gas.  Likewise, such restrictions may result in additional compliance obligations with respect to the release, capture, and use of carbon dioxide that could have an adverse effect on our results of operations, liquidity, and financial condition.

We are a provider of motors to the hydraulic fracturing industry, a process that creates fractures extending from the well bore through the rock formation to enable natural gas or oil to move more easily through the rock pores to a production well.  Bills pending in the United States House and Senate have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies.  The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process.  This legislation, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays and increased operating costs. During the first quarter of 2010, the United States Environmental Protection Agency announced it will begin a detailed scientific study of hydraulic fracturing and the alleged effect on surface and ground water.  The adoption of any future federal or state laws or implementing regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process could make it more difficult to complete natural gas and oil wells and could have an adverse impact on our future results of operations, liquidity, and financial condition.

NUMBER OF EMPLOYEES

The Company presently has two employees, the President and an administrative assistant.  All other workers are subcontractors hired on a job by job basis.

SUBSIDIARIES

The Company has one subsidiary, Coil Tubing Motors Corporation.

MERGERS & ACQUISITIONS

The Company has one subsidiary, Coil Tubing Motors Corporation, which it acquired through a reverse merger in 2009.  Otherwise,  the Company has not made nor is it subject to any additional mergers or acquisitions.

FURUTRE INDEBTEDNESS & FINANCING

The Company anticipates having cash flow and liquidity problems within the next twelve months due to the depressed oil markets. The Company is not in violation of any note, loan, lease or other indebtedness or financing arrangement requiring the Company to make payments.

We believe that by raising the minimum amount of funds in this offering we will have sufficient funds to cash flow our growth plans for a minimum of twelve months.

PUBLIC INFORMATION

We do not have any information that has been made public or that will require an investment or material asset of ours.

Additional information:

We have made no public announcements to date and have no additional or new products or services. In addition, we don’t intend to spend funds in the field of research and development; no money has been spent or is contemplated to be spent on customer sponsored research activities relating to the development of new products, services or techniques; and we don’t anticipate spending funds on improvement of existing products, services or techniques.

DESCRIPTION OF PROPERTY

Our corporate facilities are located in a 10,000 sf office warehouse space in Royce City, Texas. We pay $1,250 per month on a month to month basis.

LEGAL PROCEEDINGS

We are involved in one legal proceedings at this time.  On June 15, 2010 the Company was served with a lawsuit from National Oilwell Varco LP (“VARCO”), a vendor of the Company, for $114,065, related to unpaid invoices from October 25, 2007 to June 30, 2008.  The Company disputes the amount owed VARCO and has accrued, at both March 31, 2010 and December 31, 2009, $48.492.  The disputed amount, $65,573, is based on both services performed by VARCO that were not requested and services requested that were not fully performed.  Although the Company will vigorously defend the suit and believes that it is without merit management has elected to be conservative and take an additional provision of $100,000 in the period ending March 31, 2010 to fully cover the exposure due to the lawsuit, including interest and attorney fees.  In making this provision the Company does not acknowledge that it owes the full amount of the suit.

SECURITIES BEING OFFERED

We are offering for sale common stock in our Company at a price of $0.75 per share. We are offering a minimum of 80,000 shares and a maximum of 800,000 shares. The authorized capital in our Company consists of 50,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share.  As March 31, 2010, we had 7,000,000 shares of common stock issued and outstanding and no preferred shares outstanding.

Every investor who purchases our common stock is entitled to one vote at meetings of our shareholders and to participate equally and ratably in any dividends declared by us and in any property or assets that may be distributed by us to the holders of common stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company.

The existing stockholders and all who subscribe to common shares in this offering do not have a preemptive right to purchase common stock offered for sale by us, and no right to cumulative voting in the election of our directors. These provisions apply to all holders of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Liquidity

The Company is filing this Form S-1 registration statement with the U.S. Securities & Exchange Commission (“SEC”) in order to raise funds to expand its business and execute its business plan.

Trends, events or uncertainties impact on liquidity:
The Company knows of no trends, additional events or uncertainties that would impact liquidity other than the volatility of the oil market and the previously disclosed lawsuit from National Oilwell Varco, LP.

In addition to the preceding, the Company is planning for liquidity needs on a short term and long term basis as follows:

Short Term Liquidity:
Although the Company has an accumulated deficit of $69,777 as of March 31, 2010, the balance has decreased by approximately $258,000 since January 1, 2008 due to cumulative net losses during the period and the $100,000 provision taken for the VARCO lawsuit.   The Company has relied on external sources of financing to assist short-term working capital needs; through bank loans and shareholder advances.  This Form S-1 registration, if the minimum amount is raised, will meet the Company’s liquidity needs for the next twelve months.

Long Term Liquidity:
The long term liquidity needs of the Company, provided this S-1 Registration Statement is approved,  are projected to be met primarily through the cash flow provided by operations. Cash flow from Operating Activities is expected to become positive due to revenue increases and efficiency improvements in 2011.

Capital Resources

As of March 31, 2010, the Company had capital commitments of $47,648 for a vehicle purchased in March 2010.  As of the date of this filing the Company had no additional commitments other than what is disclosed in the footnotes to the financial statements.  If this filing is approved we plan to significantly invest in capital and plan to build inventory (please see ‘Use of Proceeds’).  Planned equipment purchases consist of motors and other drilling equipment used to generate revenue.

Trends, Events or Uncertainties

The Company, since its inception in 2006, has not experienced noticeable sales trends.  Sales revenue follows the oil market and when prices increase business usually remains strong.  Historically, when oil prices fall, sales revenue for the Company decreases.

Material Changes in Financial Condition

WORKING CAPITAL: Working Capital as of March 31, 2010 was ($214,912).  This is a decrease of $85,662 versus December 31, 2009 of ($129,250).  The decrease is mainly due to an increase in cash and prepaid expenses of approximately $27,570 and off-set by an increase in accounts payable and accrued expenses of approximately $8,107 and the provision of $100,000 for the VARCO lawsuit.

Working Capital as of December 31, 2009 was ($129,250).  This is an improvement over December 31, 2008 of $88,651 due to a net reduction in payables and accrued expenses of $73,000 and the pay-off of the capital lease of $63,626; partially off-set by a reduction in cash and prepaid expenses of $39,871 and an increase in the current portion of long term debt of $12,800.

Working Capital as of December 31, 2008 was ($217,901).  This is a decrease of $360,933 from December 31, 2007 due to an decrease in accounts receivable of about $195,000, accounts payable and accrued expenses of $60,000, capital lease obligation of $63,600, a decrease in cash of about $43,000, partially offset by an increase in other assets of approximately $8,600.

STOCKHOLDER’S EQUITY: Stockholder’s Equity at March 31, 2010 was negative $44,321 decreasing from December 31, 2009 by the amount of the first quarter net loss of ($171,166).

Stockholder’s Equity at December 31, 2009 increased by $13,819 from December 31, 2008 due to the net income for the year.

Stockholder’s Equity at December 31, 2008 increased by $11,586 from December 31, 2007.  Although the Company had a net loss of $100,997 there was $88,127 of prior period audit adjustments, related primarily to the correction of the application of Generally Accepted Accounting Principles.

GOING CONCERN: The Company has minimal operations and, as of March 31, 2010, has working capital of ($214,912).  Because of this low level of working capital and limited operating history and limited operations, the Company may require additional working capital to continue operations. The Company intends to raise additional working capital either through private placements or bank loans or sale of common stock, or both or loans from management if there is need for liquidity to alleviate the substantial doubt to continuing as a going concern. There are no assurances that the Company will be able to do any of these. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital cannot be generated, the Company may not be able to continue its operations.

Material Changes in Results of Operations

Results for the Three Months Ended March 31, 2010

As of March 31, 2010, our cash balance was $11,935.

REVENUE:
Our revenue for the three months ended March 31, 2010 was $44,560 versus $167,129 for the three months ended March 31, 2009.  The reduction in revenue of $122,569 over the same period in 2009, is due to the continued deterioration of the small oil field production volume.  As long as oil fields are economically viable, the owners will keep them open, otherwise they will close them and this could further reduce our sales in 2010.

OPERATING EXPENSES:
Operating expenses were $153,110 for the three months ended March 31, 2010 versus $75,853 for the three months ended March 31, 2009.  Of the $153,110, $100,000 was related to the VARCo lawsuit provision, otherwise expenses would have been $53,110 for the three months ended March 31, 2010.  The decrease in expenses of $22,743 ($53,110 vs. 75,853) is due to the company cutting costs, particularly, contract services, travel and truck related costs.  The above costs do not include depreciation expense which was $24,719 and $17,175 for the three months ended March 31, 2010 and 2009 respectively.

NET INCOME (LOSS):
Net loss for the three months ended March 31, 2010 was $171,166 versus net income of $15,283 for the three months ended March 31, 2009.   The loss is related to the VARCO provision and reduced revenue and lower gross margins in the first quarter of 2010.

Results for the Year Ended December 31, 2009

As of December 31, 2009, our cash balance was $0.

REVENUE:
Our revenue for the year ended December 31, 2009 was $520,446 versus $633,419 for the year ended December 31, 2008.  The reduction in revenue of $112,973 was due to the decrease in oil prices that was first experienced in 2008.  We continued to see smaller oil fields reduce volume and in some cases shut down altogether as it was no longer economically viable to run the fields.

OPERATING EXPENSES:
Operating expenses were $370,065 for the year ended December 31, 2009 versus $509,530 for the year ended December 31, 2008.  The reduction of $139,465 was due to a reduction in salaries and contract labor costs of about $85,000 due to scaling back needs to meet demand; reduced facility expense of about $40,000; reduced insurance expense of about $24,000 and net other expenses increased about $10,000.

NET INCOME (LOSS):
Net income for the year ended December 31, 2009 was $13,819 versus a loss of $100,997 for the year ended December 31, 2008.  The net income was a result of scaling back operations to meet reduced demand.

Material Changes in Results of Operations

Results for the Year Ended December 31, 2008

As of December 31, 2008, our cash balance was $31,234.

REVENUE:
Our revenue for the year ended December 31, 2008 was $633,419 versus $1,062,250 for the year ended December 31, 2007.  The reduction in revenue of $428,831 was due to the drop in the oil prices in 2008.  Once the price of oil dropped work in many oilfields just stopped as it was not cost-effective for many customers to run their oilfields at those prices.

OPERATING EXPENSES:
Operating expenses were $509,530 for the year ended December 31, 2008 versus $302,514 for the year ended December 31, 2007.  This increase of $207,016 was due to increased payroll and contract labor costs of about $113,000 due to increased efforts of the company to retain as much business as possible; increased insurance of about $35,000; increased professional fees of approximately $19,000; increased travel expenses of approximately $15,000; and increased net other expenses of approximately $25,000.  The above expenses do not include depreciation expenses of $68,027 and $128,210 for the years ended December 31, 2008 and 2007 respectively.

NET INCOME (LOSS):
Net loss for the year ended December 31, 2008 was $100,997 versus a net income for the year ended December 31, 2007 of $177,458.   The reduction in net income of $278,455 was due to the reduced sales, impact about $180,000; the increased expenses of about $207,000 (as discussed above); a reduction in interest expense of about $9,000; and the reduction in depreciation expense of about $60,000.

Seasonality

The Company currently does not experience any seasonality.  Please see previous discussion above on trends.

Critical Accounting Policies

The Company does not have any critical accounting policies that have material levels of subjectivity and judgment necessary to account for highly uncertain matters.

Off-Balance Sheet Arrangements

The Company does not have nor does it plan to have any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The directors and officers of the company, their ages and principal positions are as follows:

Lewis Andrews	59	Director, President; Secretary and Treasurer	Director and Officer

Background of Directors and Executive Officers:

Lewis Andrews, age 59:

Mr. Andrews, upon graduating from high school in 1976, began his career in the oilfields.  He was employed by M&B Fishing and Rental Tool in Monahans, Texas from 1976 to 1984 serving in ever increasing positions of responsibility.  In 1984 Mr. Andrews joined Andco Fishing Tools in Colorado, working throughout the Rocky Mountains, until 1992 when he left Andco and formed, with his brother, Boyd Fishing Tools in Brighton, Colorado.  Mr. Andrews and his brother grew their business and after four years, sold it to a competitor.

In 1996 Mr. Andrews was recruited by Baker Oil Tools in Tyler, Texas as a troubleshooter due to his experience gained in the field.  After six years, in 2002, Baker Oil Tools promoted Mr. Andrews to Fishing Manager, Australia, New Zealand and Papua, New Guinea, based in Perth, Australia.  After spending four years growing the business in the Pan-Pacific region, Mr. Andrews returned to the USA and in 2006 founded Coil Tubing Motors Corporation.  In 2009 Mr. Andrews formed Premier Oil Field Services, Inc., and is the President.

REMUNERATION OF DIRECTORS AND OFFICERS

Our officers and director received the following compensation during the periods presented. There are no employment contracts with the Company.

Name of Person Receiving compensation	Capacity in which he served to receive remuneration	Aggregate Remuneration

Lewis Andrews	President, Secretary and Treasurer	Three Months Ended March 31, 2010 Year Ended December 31, 2009 Year Ended December 31, 2008	$26,000 $125,444 $140,011

We have no plans to pay remuneration to any other officer in or associated with our Company. When we have funds and/or additional revenue, our board of directors will determine any other remuneration at that time.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In June 2009, we issued 7,000,000 shares of common stock for services to various parties with 100% of the outstanding stock of Premier Oil Field Services, Inc. In this transaction, the president of the company received a total of 6,400,000 shares of common stock in for the equity in Coil Tubing Motor, Inc.
As of the date of this filing, there are no other agreements or proposed transactions, whether direct or indirect, with anyone, but more particularly with any of the following:
*           a director or officer of the issuer;
*           any principal security holder;
*           any promoter of the issuer;
*           any relative or spouse, or relative of such spouse, of the above referenced persons.

PRINCIPAL SHAREHOLDERS

The following table lists the officers, directors and stockholders who, at the date hereof, own of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock, and all officers and directors of the company:

Title / relationship to Issuer	Name of Owner	Amount Owned Before the offering	Percent		Amount Owned After the offering	Percent

President, Secretary	Lewis Andrews	6,400,000	91.43%
and Director				Minimum	6,400,000	90.40%
				Maximum	6,400,000	82.05%

No options, warrants or rights have been issued by the Company.

SIGNIFICANT PARTIES

The following table lists the relationship of the significant parties to the issuer:

Relationship to Issuer	Name and business address	Residential address

Officer and Director	Lewis Andrews 270 Southern Drive Royce City, Texas 75189	Lewis Andrews 105 Fairfield Drive Rockwall, Texas 75032

Record owners of 5% (or more) owner of equity securities	Lewis Andrews 270 Southern Drive Royce City, Texas 75189	Lewis Andrews 105 Fairfield Drive Rockwall, Texas 75032

RELATIONSHIP WITH ISSUER OF EXPERTS NAMED IN REGISTRATION STATEMENT

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained The Hall Group, CPAs as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The position of the U.S. Securities & Exchange Commission under the Securities Act of 1933:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We have no underwriting agreement and therefore no provision for indemnification of officers and directors is made in an underwriting by a broker dealer.

LEGAL MATTERS

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Bradley D. Harrison, Law Office of Bradley D. Harrison, Rowlett, Texas 75088.

EXPERTS

The Company’s consolidated financial statements as of March 31, 2010 included in this prospectus have been reviewed by The Hall Group, CPAs, our independent registered public accounting firm.  The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

The Company’s consolidated financial statements as of December 31, 2009 and 2008 included in this prospectus have been audited by The Hall Group, CPAs, our independent registered public accounting firm, as set forth in their report. The financial statements have been included in reliance upon the authority of them as experts in accounting and auditing.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors it deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as March 31, 2010. Our capitalization is presented on an actual basis, and
•	a pro forma basis to give effect to net proceeds from the sale of the minimum number of shares (80,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to net proceeds from the sale of the midpoint number of shares (400,000) we plan to sell in this offering; and
•	a pro forma basis to give effect to the net proceeds from the sale of the maximum number of shares (800,000) we plan to sell in this offering.

(In $US except for share data)	Unaudited March 31, 2010	After Minimum Offering	After Midpoint Offering	After Maximum Offering
Stockholder’s equity Common Stock, $0.001 par value; 50,000,000,shares authorized:	7,000	7,080	7,400	7,800
Additional paid-in-capital	18,456	78,376	318,056	617,656
Accumulated Deficit	(69,777)	(86,546)	(96,546)	(103,546)
Total stockholder’s equity	(44,321)	(1,090)	229,910	521,910
Total capitalization	(194,131)	(150,900)	80,100	372,100
Number of shares outstanding	7,000,000	7,080,000	7,400,000	7,800,000

The Company has only one class of stock outstanding. The common stock sold in this offering will be fully paid and non assessable, having voting rights of one vote per share, have no preemptive or conversion rights, and liquidation rights as is common to a sole class of common stock. The company has no sinking fund or redemption provisions on any of the currently outstanding stock and will have none on the stock sold in this offering.

TRANSFER AGENT

We will serve as our own transfer agent and registrar for the common stock until such time as this registration is effective and we sell the minimum offering, then we intend to retain Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093.

PREMIER OIL FIELD SERVICES, INC.
Consolidated Balance Sheets
As of March 31, 2010 and December 31, 2009
	Unaudited	Audited
ASSETS	2010	2009
Current Assets
Cash	$11,935	$0
Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $0	16,710	16,700
Other Current and Prepaid Expenses	15,632	0
Total Current Assets	44,277	16,700

Fixed Assets, Net of Accumulated Depreciation of $133,093 and $175,267	254,254	322,255
Other Assets	1,441	1,441

TOTAL ASSETS	$299,972	$340,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$78,939	$79,835
Accrued Expenses	152,934	43,931
Bank Overdraft	0	444
Due to Related Party	6,535	535
Capital Lease Obligation	0	0
Current Portion of Notes Payable	20,781	21,205
Total Current Liabilities	259,189	145,950
Long-Term Liabilities
Loan from Shareholder	42,605	31,951
Notes Payable	63,280	56,855
Less: Current Portion of Notes Payable	(20,781)	(21,205)
Total Long-Term Liabilities	85,104	67,601

TOTAL LIABILITIES	344,293	213,551

Commitments
Stockholders' Equity
Preferred Stock, $.001 par value, 20,000,000 shares authorized,
0 and 0 shares issued and outstanding	0	0
Common Stock, $.001 par value, 50,000,000 shares authorized,
7,000,000 and 7,000,000 shares issued & outstanding	7,000	7,000
Additional Paid-In Capital	18,456	18,456
Retained Earnings/(Accumulated Deficit)	(69,777)	101,389
Total Stodkholders' Equity	(44,321)	126,845

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$299,972	$340,396

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC Consolidated Statements of Operations For The Three Months Ended March 31, 2010 and 2009 (Unaudited)

	2010	2009

REVENUES	$44,560	$167,129
COST OF SALES	19,022	47,944
GROSS PROFIT	25,538	119,185

OPERATING EXPENSES
Depreciation	24,719	17,175
General & Administrative	153,110	75,853
TOTAL OPERATING EXPENSES	177,829	93,028
NET OPERATING INCOME (LOSS)	(152,291)	26,157

OTHER EXPENSE
Loss on Sale of Assets	(17,929)	(10,191)
Interest Expense	(946)	(683)
TOTAL OTHER EXPENSE	(18,875)	(10,874)

NET INCOME (LOSS)	$(171,166)	$15,283

EARNINGS PER SHARE, Basic and Diluted
Weighted Average Number of Shares Outstanding	7,000,000	7,000,000
Earnings (Loss) for Common Stockholders, Basic and Diluted	$(0.02)	$0.00

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC. Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income/(Loss)	$(171,166)	$15,283
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	24,719	17,175
Loss on Sale of Fixed Assets	17,929	10,191
Changes in assets and liabilities:
Accounts Receivable	(10)	(40,834)
Other Assets and Prepaid Expenses	(15,632)	8,468
Accounts Payable	5,104	(61,656)
Accrued Expenses	108,560	5,274
Net Cash Used in Operating Activities	(30,496)	(46,099)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Fixed Assets	73,000	0
Purchase of Fixed Assets	(47,648)	0
Net Cash Used in Investing Activities	25,352	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Note Payable	47,648	103,670
Payments on Note Payable	(41,223)	0
Payments on Capitalized Lease Obligation	0	(63,626)
Advances / Payments on Shareholder Loan	10,654	(7,989)
Net Cash Provided by Financing Activities	17,079	32,055

NET CHANGE IN CASH AND CASH EQUIVALENTS	11,935	(14,044)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	0	31,234

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$11,935	$17,190

SUPPLEMENTAL DISCLOSURES
Interest Paid	$946	$683
Loss on Sale of Fixed Assets	$17,929	$0

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC.
Consolidated Statement of Stockholders' Equity
For the Three Months Ended March 31, 2010 and
For the Year Ended December 31, 2009

	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Totals

Balance, January 1, 2009	7,000,000	$7,000	$18,456	$87,570	$113,026

Net Income				13,819	13,819

Balance, December 31, 2009	7,000,000	$7,000	$18,456	$101,389	$126,845

Net Loss				(171,166)	(171,166)

Balance, March 31, 2010	7,000,000	$7,000	$18,456	$(69,777)	$(44,321)

The accompanying notes are an integral part of these consolidated financial statements

PREMIER OIL FIELD SERVICES, INC. Notes to the Consolidated Financial Statements March 31, 2010

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Premier Oil Field Services, Inc. (The “Company” or "Premier") serves the oil and gas industry with down-hole drilling motors. These motors are used in the oil and gas well drilling process to drill out frac plugs and other debris in the well bore.  The Company is located in Royce City, Texas and was incorporated on June 29, 2009 under the laws of the State of Nevada.

Premier Oil Field Services, Inc., is the parent company of Coil Tubing Motors Corporation, (“CTM”), a company incorporated under the laws of the State of Texas.  CTM was established in June 2006.

Premier is a private holding company established under the laws of Nevada on June 29, 2009, was formed in order to acquire 100% of the outstanding membership interests of CTM.  On June 30, 2009, Premier issued 7,000,000 shares of common stock in exchange for a 100% equity interest in CTM.  As a result of the share exchange, CTM became the wholly owned subsidiary of Premier.  As a result, the members of CTM owned a majority of the voting stock of Premier.  The transaction was accounted for as a reverse merger whereby CTM was considered to be the accounting acquirer as its members retained control of Premier after the exchange, although Premier is the legal parent company.  The share exchange was treated as a recapitalization of Premier.  As such, CTM, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Premier had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Premier had no assets or liabilities and CTM had assets of approximately $409,000 with equity of approximately $81,800.

The capital structure of Premier is presented as a consolidated entity as if the transaction had been effected in 2006 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of CTM, in earlier periods due to the recapitalization accounting.

The Company operates on a calendar year-end.    Due to the nature of their operations, the Company operates in only one business segment.

Basis of Accounting and Consolidation:

The Company prepares its financial statements on the accrual basis of accounting.  It has one wholly-owned subsidiary, Coil Tubing Motors, Corporation, which is consolidated. All intercompany balances and transactions are eliminated.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations.

Unaudited Interim Financial Statements:

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations for interim financial information. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading, and to present fairly the balance sheets, statements of operations and statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. It is presumed that users of this interim financial information have read or have access to the audited financial statements and footnote disclosure for the preceding fiscal year. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). This new guidance created the FASB Accounting Standards Codification (“Codification”).  The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification became effective for the Company in its quarter ended December 31, 2009. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company’s consolidated financial statements. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

 Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820, “Fair Value Measurements” (formerly SFAS No. 157, Disclosures About Fair Value of Financial  Instruments”),  the Company  calculates the fair value of its assets and  liabilities which qualify as financial  instruments  under this statement and includes this additional information in the notes to the financial statements  when the fair value is different  than the  carrying  value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate  their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $0 and $0 at March 31, 2010 and December 31, 2009 respectively.  Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10, "Revenue Recognition in Financial Statements," (formally SFAS No. 48).  Revenue will be recognized only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
●	The price is fixed and determinable; and
●	Collectability is reasonably assured.

All services are billed when rendered and payment is due upon receipt of invoice.

 Cost of Sales:

Cost of Sales consists primarily of shop supplies and field related expenses.

Income Taxes:

The Company has adopted ASC 740-10 “Income Taxes” (formerly SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.   As the Company has no potentially dilutive securities, diluted earnings per share is equal to earnings per share (basic).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Employee Benefit Plans:

The Company has no employee benefit plans.

NOTE 2 – FIXED ASSETS

Fixed assets at March 31, 2010 and December 31, 2009 were as follows:

	March 31, 2010	December 31, 2009
Office Equipment	$9,748	$9,748
Trucks & Trailers	58,375	168,551
Machinery & Equipment	319,224	319,223
Less: Accumulated Depreciation	(133,093)	(175,267)
Total Fixed Assets	$254,254	$322,255

Depreciation expense for the three months ending March 31, 2010 and 2009 was $24,719 and $17,175 respectively.  During the three months ending March 31, 2010 the Company disposed of three trucks for a total of $73,000.  The trucks had a cost of $157,823 and accumulated depreciation of $66,894, generating a loss on sale of the assets of $17,929.

 NOTE 3 – EQUITY

On June 30, 2009, Premier issued 7,000,000 shares of common stock in exchange for a 100% equity interest in CTM.  As a result of the share exchange, CTM became the wholly owned subsidiary of Premier.  As a result, the members of CTM owned a majority of the voting stock of Premier.  The transaction was accounted for as a reverse merger whereby CTM was considered to be the accounting acquirer as its members retained control of Premier after the exchange, although Premier is the legal parent company.  The share exchange was treated as a recapitalization of Premier.  As such, CTM, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Premier had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were no shares issued and outstanding as of March 31, 2010 and December 31, 2009.

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  As discussed above, there were 7,000,000 shares issued and outstanding as of March 31, 2010 and December 31, 2009.

The Company does not have any stock option plans or stock warrants.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space in Royce City, Texas.  The facility is approximately 10,000 square feet and is $1,250 per month on a month-to-month basis.

At March 31, 2010 the Company had the following outstanding notes payable:

•
Vehicle loan from Alliance Bank, dated May 29, 2008, originally for $42,657, at an annual interest rate of 6.75% due May 28, 2013.  Amount due at March 31, 2010 and 2009 was $0 and $39,871 respectively.  The loan was paid in full on March 2, 2010.  Interest expense for the three months ending March 31, 2010 was $381.

•
Working Capital loan from Alliance Bank, dated October 13, 2009, originally for $25,549, at an annual interest rate of 9.0% due October 12, 2011.  Amount due at March 31, 2010 was $15,632.  The principal amount due by December 31, 2010 was $9,267, and the principal due within 12 months was $12,515.  Interest payable due by December 31, 2010 was $1,250.  Interest expense for the three months ending March 31. 2010 was $596.  This loan was fully repaid on April 1, 2010.

•
Vehicle loan from Alliance Bank, dated March 1, 2010, for $47,648, at an annual interest rate of 6.75%, due March 7, 2015.  Amount due at March 31, 2010 was $47,648.  The principal amount due by December 31, 2010 was $6,146, and the principal due within 12 months was $8,266.  Interest payable due by December 31, 2010 was $2,324.  Interest expense for the three months ending March 31, 2010 was $0.

NOTE 5 – INCOME TAXES

The Company follows Statement of Financial Accounting Standards ASC 740, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards (“NOL”).     No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously.   Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is deemed more likely than not to be realized.

The Company had a net loss for the three months ended March 31, 2010 of $171,166 and net income for the year ended December 31, 2009 of approximately $13,800.

Deferred tax assets at March 31, 2010 and December 31, 2009 consisted of the following:

	2010	2009
Prior year deferred tax asset	$21,800	$25,250
Tax Benefit for Current Period	42,792	0
Utilization of NOL for 2009 income	0	(3,450)
Total deferred tax asset	64,592	21,800
Less: Valuation Allowance	(64,592)	(21,800)
Net Deferred Tax Asset	$0	$0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward was approximately $110,900 was generated during the year ended December 31, 2008, and will expire in the years 2025 through 2029.  The Company utilized approximately $13,800 of the NOL in 2009 to offset current year income, and incurred an additional loss of $171,166 during the three months ended March 31, 2010.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 25% were applied to pre-tax loss for 2009 and 2008 is attributable to the valuation allowance.

The realization of deferred tax benefit is contingent upon future earnings and, therefore, is fully reserved at March 31, 2010 and December 31, 2009.

NOTE 6 – FINANCIAL CONDITION AND GOING CONCERN

The Company has an accumulated deficit as of  March 31, 2010 of $69,777 and had negative working capital of $214,912.  The Company anticipates they will have cash flow and liquidity shortages within the next 12 months and will require additional working capital to continue and develop its business operations.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity. Management may also consider reducing administrative costs. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or the Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, “Subsequent Events”, (formerly SFAS No. 165, “Subsequent Events,” which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.  In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed through July 5, 2010 which is the date the financial statements were issued.    Two reportable events were noted:

•	On April 1, 2010, the Company paid off a working capital loan with proceeds from the sale of a vehicle.

•
On June 15, 2010 the Company was served with a lawsuit from National Oilwell Varco LP (“VARCO”), a vendor of the Company, for $114,065, related to unpaid invoices from October 25, 2007 to June 30, 2008.  The Company disputes the amount owed VARCO and has accrued, at both March 31, 2010 and December 31, 2009, $48.492.  The disputed amount, $65,573, is based on both services performed by VARCO that were not requested and services requested that were not fully performed.  Although the Company will vigorously defend the suit and believes that it is without merit management has elected to be conservative and take an additional provision of $100,000 in the period ending March 31, 2010 to fully cover the exposure due to the lawsuit, including interest and attorney fees.  In making this provision the Company does not acknowledge that it owes the full amount of the suit.

NOTE 8 – RECENT ACCOUNTING PRONOUNCEMENTS

In 2009, the FASB issued the following guidance;

FASB ASC 860-10-05:  "Accounting for Transfers of Financial Assets—(Prior authoritative literature: FASB Statement No. 166 -- an amendment of FASB Statement No. 140"), which was effective for the Company as of December 31, 2009.

FASB ASC 810-10-05: "Accounting for Transfers of Financial Assets,(Prior authoritative literature:  FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)”), which was effective for the Company as of December 31, 2009.

 FASB ASC 825: “Interim Disclosures about Fair Value of Financial Instruments (Prior authoritative literature: FSP No. FAS 107-1 and APB 28-1)

FASB ASC 320-10-65-4:  “Recognition and Presentation of Other-Than-Temporary Impairments”, (Prior authoritative literature: FSP No. FAS 115-2 and FAS 124-2).

FASB ASC 820-10-65-4:   “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”(Prior authoritative literature FSP No. FAS 157-4).

Management has reviewed these new standards and believes that they will have no material impact on the financial statements of the Company.

NOTE 9 – REVENUE CONCENTRATION

The Company provides drilling services to the oil and gas industry and has three significant customers from which 96.2% of revenues are derived for the quarter ended March 31, 2010.

Category	Revenue	Percent of revenue

Customer A – Related Party	$21,850	49.0%
Customer B	15,000	33.7
Customer C	6,000	13.5
Others	1,710	3.8
TOTAL	$44,560	100.0%

Approximately 49% of the Company’s revenue for the three months ended March 31, 2010 was generated from services performed for an entity controlled by the Company’s chief executive officer.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Premier Oil Field Services, Inc.
Royce City, Texas

We have audited the accompanying consolidated balance sheets of Premier Oil Field Services, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.    Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to audit management’s assertion about the effectiveness of Premier Oil Field Services, Inc.’s internal control over financial reporting as of December 31, 2009 and 2008 and accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Premier Oil Field Services, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements.   These conditions raise substantial doubt about the Company’s ability to continue as a going concern.   Management’s plans in regard to these matters are also described in Note 6.    The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Hall Group, CPAs
The Hall Group CPAs

Dallas, Texas
July 5, 2010

PREMIER OIL FIELD SERVICES, INC.
Consolidated Balance Sheets
December 31, 2009 and 2008

ASSETS	2009	2008
Current Assets
Cash	$0	$31,234
Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $0	16,700	11,097
Other Current and Prepaid Expenses	0	8,637
Total Current Assets	16,700	50,968

Fixed Assets, Net of Accumulated Depreciation of $175,267 and $108,109	322,255	398,728
Other Assets	1,441	1,272

TOTAL ASSETS	$340,396	$450,968

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$79,835	$194,857
Accrued Expenses	43,931	1,973
Bank Overdraft	444	0
Due to Related Party	535	0
Capital Lease Obligation	0	63,626
Current Portion of Notes Payable	21,205	8,413
Total Current Liabilities	145,950	268,869
Long-Term Liabilities
Loan from Shareholder	31,951	35,579
Notes Payable	56,855	41,907
Less: Current Portion of Notes Payable	(21,205)	(8,413)
Total Long-Term Liabilities	67,601	69,073

TOTAL LIABILITIES	213,551	337,942

Stockholders' Equity
Preferred Stock, $.001 par value, 20,000,000 shares authorized,
-0- and -0- shares issued and outstanding	0	0
Common Stock, $.001 par value, 50,000,000 shares authorized,
7,000,000 and 7,000,000 shares issued and outstanding	7,000	7,000
Additional Paid-In Capital	18,456	18,456
Retained Earnings	101,389	87,570
Total Stockholders' Equity	126,845	113,026

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$340,396	$450,968

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC Consolidated Statements of Operations For The Years Ended December 31, 2009 and 2008

	2009	2008

REVENUES	$520,446	$633,419
COST OF SALES	63,266	154,290
GROSS PROFIT	457,180	479,129

OPERATING EXPENSES
Depreciation Expense	68,694	68,027
General & Administrative	370,065	509,530
TOTAL OPERATING EXPENSES	438,759	577,557
NET OPERATING INCOME/(LOSS)	18,421	(98,428)

OTHER EXPENSE
Interest expense	(4,602)	(2,569)
TOTAL OTHER EXPENSE	(4,602)	(2,569)

NET INCOME/(LOSS)	$13,819	$(100,997)

BEGINNING RETAINED EARNINGS	87,570	100,440
Prior Period Adjustment	0	88,127
ENDING RETAINED EARNINGS	$101,389	$87,570

EARNINGS PER SHARE, BASIC AND DILUTED
Weighted Average Number of Shares Outstanding	7,000,000	7,000,000
Earnings/(Loss) per Share for Common Stockholders, Basic and Diluted	$0.00	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC. Consolidated Statements of Cash Flows For the Years Ended December 31, 2009 and 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$13,819	$(100,997)
Adjustments to reconcile net income to net cash
provided by operating activities:
Loss on Sale of Fixed Assets	3,647	0
Depreciation Expense	68,694	68,027
Changes in Assets and Liabilities:
(Increase)/Decrease in Accounts Receivable	(5,603)	194,707
Decrease in Other Assets	8,467	5,994
Increase/(Decrease) in Accounts Payable	(115,022)	118,165
Increase/(Decrease) in Accrued Expenses	42,402	(50,225)
Net Cash Provided in Operating Activities	16,404	235,671

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Sale of Fixed Assets	6,434	0
Purchase of Fixed Assets	(2,301)	(348,556)
Net Cash Provided/(Used) in Investing Activities	4,133	(348,556)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Note Payable	14,948	0
Payments on Notes Payable	0	(24,223)
Additional Paid-in-Capital from Shareholder	0	18,457
Payments on Capitalized Lease Obligation	(63,626)	0
Proceeds from Capitalized Lease Obligation	0	63,626
Proceeds from Shareholder Loan	0	11,957
Advances / Payments on Shareholder Loan	(3,093)	(378)
Net Cash Provided/(Used) In Financing Activities	(51,771)	69,439

NET DECREASE IN CASH AND CASH EQUIVALENTS	(31,234)	(43,446)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	31,234	74,680

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$0	$31,234

SUPPLEMENTAL DISCLOSURES
Interest Paid	$4,602	$2,569

The accompanying notes are an integral part of these consolidated financial statements.

PREMIER OIL FIELD SERVICES, INC.
Consolidated Statement of Stockholders' Equity
For the Years Ended December 31, 2009 and 2008

	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Totals

Balance, January 1, 2008	1,000	$1,000	$24,456	$100,440	$214,023

Prior Period Adjustment				88,127

Recapitalization with Premier Oil	(1,000)	(1,000)	(24,456)		(25,456)
Field Services**	7,000,000	7,000	18,456		25,456

Net Loss				(100,997)	(100,997)

Balance, December 31, 2008	7,000,000	$7,000	$18,456	$87,570	$113,026

Net Income				13,819	13,819

Balance, December 31, 2009	7,000,000	$7,000	$18,456	$101,389	$126,845

The accompanying notes are an integral part of these consolidated financial statements.

 ** As discussed in Note 1, the recapitalization of Coil Tubing Motor Corporation with Premier Oil Services, Inc. took place in June 2009 and has been accounted for as a reverse merger.   It has been reflected in the Statement of Changes in Stockholders' Equity as if it occurred in 2008 in order to consistently reflect the capitalization of the combined entity.

PREMIER OIL FIELD SERVICES, INC. Notes to the Consolidated Financial Statements December 31, 2009 and 2008

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Premier Oil Field Services, Inc. (The “Company” or "Premier") serves the oil and gas industry with down-hole drilling motors. These motors are used in the oil and gas well drilling process to drill out frac plugs and other debris in the well bore.  The Company is located in Royce City, Texas and was incorporated on June 29, 2009 under the laws of the State of Nevada.

Premier Oil Field Services, Inc., is the parent company of Coil Tubing Motors Corporation, (“CTM”), a company incorporated under the laws of the State of Texas. CTM was established in June 2006.

Premier is a private holding company established under the laws of Nevada on June 29, 2009, was formed in order to acquire 100% of the outstanding membership interests of CTM.  On June 30, 2009, Premier issued 7,000,000 shares of common stock in exchange for a 100% equity interest in CTM.  As a result of the share exchange, CTM became the wholly owned subsidiary of Premier.  As a result, the members of CTM owned a majority of the voting stock of Premier.  The transaction was accounted for as a reverse merger whereby CTM was considered to be the accounting acquirer as its members retained control of Premier after the exchange, although Premier is the legal parent company.  The share exchange was treated as a recapitalization of Premier.  As such, CTM, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Premier had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  The share exchange transaction was effected to change the state of incorporation to allow the opportunity for a reduction of franchise taxes under the new Texas franchise tax calculations and to facilitate the initial public offering.  At the time of the exchange transaction, Premier had no assets or liabilities and CTM had assets of approximately $409,000 with equity of approximately $81,800.

The capital structure of Premier is presented as a consolidated entity as if the transaction had been effected in 2006 to consistently reflect the number of shares outstanding. However, the capital structure as presented is different that the capital structure that appears in the historical statements of CTM, in earlier periods due to the recapitalization accounting.

The Company operates on a calendar year-end.    Due to the nature of their operations, the Company operates in only one business segment.

Basis of Accounting and Consolidation:

The Company prepares its financial statements on the accrual basis of accounting.  It has one wholly owned subsidiary, Coil Tubing Motors, Corporation, which is consolidated. All intercompany balances and transactions are eliminated.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and applicable Securities and Exchange Commission (“SEC”) regulations.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal  accounting control is designed to assure, among other items, that  1) recorded  transactions  are valid;  2) valid  transactions  are recorded;  and  3) transactions  are  recorded in the proper  period in a timely  manner to produce financial  statements which present fairly the financial  condition,  results of operations  and cash  flows of the  Company  for the  respective  periods  being presented.

FASB Accounting Standards Codification:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance concerning the organization of authoritative guidance under U.S. Generally Accepted Accounting Principles (“GAAP”). This new guidance created the FASB Accounting Standards Codification (“Codification”).  The Codification has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification became effective for the Company in its quarter ended December 31, 2009. As the Codification is not intended to change or alter existing U.S. GAAP, it did not have any impact on the Company’s consolidated financial statements. On its effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

 Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are included in cash and cash equivalents.  All deposits are maintained in FDIC insured depository accounts in local financial institutions and balances are insured up to $250,000.

Fair Value of Financial Instruments:

In accordance with the reporting requirements of ASC 820, “Fair Value Measurements” (formerly SFAS No. 157, Disclosures About Fair Value of Financial  Instruments”),  the Company  calculates the fair value of its assets and  liabilities which qualify as financial  instruments  under this statement and includes this additional information in the notes to the financial statements  when the fair value is different  than the  carrying  value of those financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and notes payable approximate  their fair values due to the short-term maturities of these instruments.  The carrying amount of the Company’s marketable securities and capital leases approximate fair value due to the stated interest rates approximating market rates.

Accounts Receivable:

Accounts receivable are carried at their face amount, less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, based on a history of write offs and collections.  The Company’s policy is generally not to charge interest on trade receivables after the invoice becomes past due.  A receivable is considered past due if payments have not been received within agreed upon invoice terms.   The Company provides an allowance for all receivables that are greater than 90 days old. Allowances for Doubtful Accounts totaled $0 and $0 at December 31, 2009 and 2008,  respectively.  Write offs are recorded at a time when a customer receivable is deemed uncollectible.

Revenue Recognition:

The Company recognizes revenue in accordance with ASC 605-10, "Revenue Recognition in Financial Statements," (formerly SFAS No. 48).  Revenue will be recognized only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Ownership and all risks of loss have been transferred to buyer, which is generally upon shipment or at the time the service is provided;
●	The price is fixed and determinable; and
●	Collectability is reasonably assured.

All services are billed when rendered and payment is due upon receipt of invoice.

Advertising:

The Company did not incur any advertising expenses in 2009 or 2008.

Cost of Sales:

Cost of sales consists primarily of shop supplies and field related expenses.

Income Taxes:

The Company has adopted ASC 740-10 “Income Taxes” (formerly SFAS No. 109), which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable.

Earnings per Share:

Earnings per share (basic) is calculated by dividing the net income (loss) by the weighted average number of common shares outstanding for the period covered.  As the Company has no potentially dilutive securities, fully diluted earnings per share is equal to earnings per share (basic).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Employee Benefit Plans:

The Company has no employee benefit plans.

NOTE 2 – FIXED ASSETS

Fixed assets at December 31, 2009 and 2008 are as follows:

	2009	2008
Office Equipment	$9,748	$9,748
Trcucks & Trailers	168,551	180,167
Machinery & Equipment	319,223	316,923
Less: Accumulated Depreciation	(175,267)	(108,109)
Total Fixed Assets	$322,255	$398,728

Depreciation expense for the years ended December 31, 2009 and 2008 was $68,694 and $68,027, respectively.

During 2009, the Company purchased $26,300 of machinery and equipment and disposed of $11,616 of trailers and equipment.  A loss of $3,647 was recognized on the sale.

 NOTE 3 – EQUITY

On June 30, 2009, Premier issued 7,000,000 shares of common stock in exchange for a 100%  equity interest in CTM.  As a result of the share exchange, CTM became the wholly owned subsidiary of Premier.  As a result, the members of CTM owned a majority of the voting stock of Premier.  The transaction was accounted for as a reverse merger whereby CTM was considered to be the accounting acquirer as its members retained control of Premier after the exchange, although Premier is the legal parent company.  The share exchange was treated as a recapitalization of Premier.  As such, CTM, (and its historical financial statements) is the continuing entity for financial reporting purposes. The financial statements have been prepared as if Premier had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

The Company is authorized to issue 20,000,000 preferred shares at a par value of $.001 per share.  There were no shares issued and outstanding as of December 31, 2009.

The Company is authorized to issue 50,000,000 common shares at a par value of $.001 per share.  These shares have full voting rights.  There were 7,000,000 shares issued and outstanding as of December 31, 2009.

The Company does not have any stock option plans or stock warrants.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company leases office and warehouse space in Royce City, Texas.  The facility is approximately 10,000 square feet and is $1,250 per month on a month-to-month basis.

At December 31, 2009,  the Company had the following outstanding notes payable:

•
Vehicle loan from Alliance Bank, dated May 29, 2008, originally for $46,585, at an annual interest rate of 6.75% due May 28, 2013.  Amount due at December 31, 2009 and 2008 was $33,494 and $41,907 respectively.  The current principal amount due by December 31, 2010 was $9,003, and interest payable due by December 31, 2010 was $2,021.

•
Working Capital loan from Alliance Bank, dated October 13, 2009, originally for $25,549, at an annual interest rate of 9.0% due October 12, 2011.  Amount due at December 31, 2009 was $23,361.  The principal amount due by December 31, 2010 was $12,202, and interest payable due by December 31, 2010 was $1,821.

NOTE 5 – INCOME TAXES

The Company follows Statement of Financial Accounting Standards ASC 740, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards (“NOL”).     No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously.   Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is deemed more likely than not to be realized.

The Company had a net income for the year ended December 31, 2009 of approximately $13,800 and a net loss of approximately $100,997 for the year ended December 31, 2008.

Deferred tax assets at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Prior year deferred tax asset	$25,250	$0
Tax benefit for 2008	0	25,250
Utilization of NOL for 2009 income	3,450	0
Total deferred tax asset	21,800	25,250
Less: Valuation Allowance	(21,800)	(25,250)
Net Deferred Tax Asset	$0	$0

The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative net operating loss carry-forward was approximately $110,900 at December 31, 2008, and will expire in the years 2025 through 2029.  The Company utilized approximately $13,800 of the NOL in 2009 to offset current year income.   The deferred tax asset generated by the approximately $97,100 of remaining NOL was $21,800 as of December 31, 2009.

The difference in the income tax benefit not shown in the consolidated statements of operations and the amount that would result if the U.S. Federal statutory rate of 25% were applied to pre-tax loss for 2009 and 2008 is attributable to the valuation allowance.

The realization of deferred tax benefit is contingent upon future earnings and is fully reserved at December 31, 2009 and 2008.

NOTE 6 – FINANCIAL CONDITION AND GOING CONCERN

The Company has retained earnings through December 31, 2009 totaling $101,389 and had negative working capital of $129,250.   Because of these negligible retained earnings, the Company will require additional working capital to develop its business operations.

The Company has experienced no loan defaults, labor stoppages, legal proceedings or any other operating interruption in 2009.  Therefore, these items will not factor into whether the business continues as a going concern, and accordingly, management has not made any plans to dispose of assets or factor receivables to assist in generating working capital.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing, or additional loans from Management if there is need for liquidity. Management may also consider reducing administrative costs. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company’s working capital requirements.  To the extent that funds generated from private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital.   No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.  If adequate working capital is not generated from operations, financing is not available, or the Management cannot loan sufficient funds, the Company may not be able to continue its operations.

Management believes that the efforts it has made to promote its operation will continue for the foreseeable future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

In May 2009, the FASB issued ASC 855-10, “Subsequent Events”, (formerly SFAS No. 165, “Subsequent Events”) which establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued.  In conjunction with the preparation of these financial statements, an evaluation of subsequent events was performed through July 5, 2010 which is the date the financial statements were issued.    Two reportable events were noted:

•	On April 1, 2010, the Company paid off a working capital loan with proceeds from the sale of a vehicle.

•
On June 15, 2010 the Company was served with a lawsuit from National Oilwell Varco LP (“VARCO”), a vendor of the Company, for $114,065, related to unpaid invoices from October 25, 2007 to June 30, 2008.  The Company disputes the amount owed VARCO and has accrued, at both March 31, 2010 and December 31, 2009, $48.492.  The disputed amount, $65,573, is based on both services performed by VARCO that were not requested and services requested that were not fully performed.  Although the Company will vigorously defend the suit and believes that it is without merit management has elected to be conservative and take an additional provision of $100,000 in the period ending March 31, 2010 to fully cover the exposure due to the lawsuit, including interest and attorney fees.  In making this provision the Company does not acknowledge that it owes the full amount of the suit.

NOTE 8 – RECENT ACCOUNTING PRONOUNCEMENTS

In 2009, the FASB issued the following guidance;

FASB ASC 860-10-05:  "Accounting for Transfers of Financial Assets—(Prior authoritative literature: FASB Statement No. 166 -- an amendment of FASB Statement No. 140"), which was effective for the Company as of December 31, 2009.

FASB ASC 810-10-05: "Accounting for Transfers of Financial Assets,(Prior authoritative literature:  FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)”), which was effective for the Company as of December 31, 2009.

 FASB ASC 825: “Interim Disclosures about Fair Value of Financial Instruments (Prior authoritative literature: FSP No. FAS 107-1 and APB 28-1)

FASB ASC 320-10-65-4:  “Recognition and Presentation of Other-Than-Temporary Impairments”, (Prior authoritative literature: FSP No. FAS 115-2 and FAS 124-2).

FASB ASC 820-10-65-4:   “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”(Prior authoritative literature FSP No. FAS 157-4).

NOTE 9 – PRIOR PERIOD ADJUSTMENT

It was determined during the audit of the December 31, 2008 financial statements that depreciation expense had been recorded using a method that was not generally accepted.   The Company has recalculated depreciation in accordance with generally accepted methods and the difference related to years prior to January 1, 2008 has been reflected as a prior period adjustment to retained earnings.

NOTE 10 – REVENUE CONCENTRATION

The Company provides drilling services to the oil and gas industry and has three significant customers from which 98.1% of revenues are derived during the year ended December 31, 2009.

Category	Revenue	Percent of revenue

Customer A – Related Party	$233,041	44.8%
Customer B	184,823	35.5
Customer C	92,445	17.8
Others	10,137	1.9
TOTAL	$520,446	100%

Approximately 44.8% of the Company’s revenue for the year ended December 31, 2009 was generated from services performed for an entity controlled by the Company’s chief executive officer.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.          Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Thirteen of our Articles of Incorporation states:

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that nothing contained herein shall limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their resignation as a director.

Item 2.          Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

	Minimum	Maximum

SEC Filing Fee	$64	$64
Printing and Engraving Expenses	1,000	5,000
Legal Fees and Expenses	2,500	15,500
Edgar Fees	2,800	2,800
Accounting Fees and Expenses	3,000	3,000
Blue Sky fees and Expenses	4,500	7,000
Miscellaneous	2,905	405
TOTAL	$16,769	$33,769

As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3.        Undertakings
1(a)	Rule 415 Offering. As the registrant is registering securities under Rule 415 of the Securities Act of 1933, the registrant, as the issuer, will:
         (1)    File, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement to:
                (i)    Include any prospectus required by section 10(a)(3) of the Securities Act; and
                (ii)   Reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                (iii)    Include any additional with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
         (2)    For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3)    The Company will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company is not a foreign private issuer.

         (4)    To any purchaser in the initial distribution of the securities, the undersigned registrant under the Securities Act of 1933 undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:
                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

   1(b)           If the small business issuer is subject to Rule 430C, for the purpose of determining liability to any purchaser, the registrant will:

For each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Item 4.          Unregistered Securities Issued or Sold Within One Year

In June 2009, the Company issued 7,000,000 shares of common stock in exchange for 100% of the outstanding interests of Coil Tubing Motors Corporation, a Texas limited liability company established in 2009. Of the 7,0000,000 shares issued, the President received 6,400,000 shares and two other investors each received 300,000  for their stock for their respective ownership in PREMIER OIL FIELD SERVICES, Inc., a Nevada Corporation.  At the date of the exchange, the equity received for these shares was $81,800. This stock was issued under the exemption under the Securities Act of 1933, section 4(2); this section states that transactions by an issuer not involving any public offering is an exempted transaction. The company relied upon this exemption because in a private transaction in June 2009, the shareholders of a private corporation received their respective shares for their ownership of Coil Tubing Motors Corporation. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rockwall, State of Texas, on July 13, 2010.

Company Name

By: /s/ Lewis Andrews
Lewis Andrews, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates stated.

Signature	Title	Date

/s/ Lewis Andrews	President, Secretary, Director	July 13, 2010
Lewis Andrews

/s/ Lewis Andrews	Chief Executive Officer	July 13, 2010
Lewis Andrews

/s/ Lewis Andrews	Chief Financial Officer	July 13, 2010
Lewis Andrews

/s/ Lewis Andrews	Chief Accounting Officer	July 13, 2010
Lewis Andrews

Item 5.       Exhibits

                The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1	-Articles of Incorporation
2.4	-By Laws
3.1	-Specimen StockCertificate
4.1	-Form of Subscription
5.1	-Opinion and Consent of The Law Offices of Bradley D. Harrison **
23.1	-Consent of The Hall Group CPAs

** Consent of The Law Offices of Bradley D. Harrison included in Exhibit 5.1.